Exhibit 99.1

Press Release

Contacts:
Jay Bullock                                           Matt Coyle
Chief Financial Officer                        VP, Investor Relations
441.278.3727                                          617.235.6147

ARGO GROUP ANNOUNCES 2012 FIRST QUARTER FINANCIAL RESULTS

HAMILTON, Bermuda (May 7, 2012) – Argo Group International Holdings, Ltd. (NasdaqGS: AGII), an international underwriter of specialty insurance and reinsurance products, today announced financial results for the three months ended March 31, 2012.

Argo Group Chief Executive Officer Mark E. Watson III said, “Our results this quarter show that last year’s actions and strategic initiatives are beginning to bear fruit. I am confident that, as this year progresses, we will see further evidence of action being translated into results.”

HIGHLIGHTS FOR THE FIRST QUARTER ENDED MARCH 31, 2012:

•  Gross written premiums were $396.3 million, an increase of $48.5 million over the first quarter of 2011.
•  Pre-tax income was $28.1 million compared to a pre-tax loss of $96.7 million in the first quarter of 2011.
•  Pre-tax operating income1 was $17.9 million compared to a pre-tax operating loss1 of $89.4 million in the first quarter of 2011.
•  Net income was $19.6 million or $0.74 per diluted share compared to a net loss of $94.1 million or $3.42 per diluted share in the first quarter of 2011.
•  Net operating income1 per diluted share was $0.54 compared to a net operating loss1 per diluted share of $2.92 in the first quarter of 2011.
•  Estimated pre-tax catastrophe losses, net of reinsurance and estimated reinstatement premiums, were $4.0 million compared to $113.1 million in the first quarter of 2011.
•  Book value per share (BVPS) was $57.91 at March 31, 2012, an increase of 4.2% from $55.60 at Dec. 31, 2011. The book value amounts reflect the effect of the company's adoption of new guidance related to accounting for costs associated with acquiring or renewing insurance contracts. This guidance was retrospectively applied to prior periods.

1 – Results are before net realized investment gains and foreign currency exchange losses.

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Argo House	T 441 296 5858
110 Pitts Bay Road	F 441 296 6162
Pembroke, Bermuda HM08
www.argolimited.com

OTHER QUARTER HIGHLIGHTS:

•  During the first three months of 2012, Argo Group repurchased $10.0 million or 338,876 shares of its outstanding common stock, which represents 1.3 percent of shares outstanding at Dec. 31, 2011.

FINANCIAL RESULTS

For the three months ended March 31, 2012, Argo Group reported net income of $19.6 million or $0.74 per diluted share.  In the first quarter of 2012, the company produced net operating income of $14.3 million or $0.54 per diluted share.  These results were impacted by first quarter 2012 pre-tax catastrophe losses, net of reinsurance and estimated reinstatement premiums, of $4.0 million.  By comparison, the first quarter of 2011 produced a net loss of $94.1 million or $3.42 per diluted share.  In the first quarter of 2011, the company produced a net operating loss of $80.5 million or $2.92 per diluted share.  First quarter 2011 results were impacted by pre-tax catastrophe losses, net of reinsurance and estimated reinstatement premiums, of $113.1 million. The difference between net income and net operating income for the three months ended March 31, 2012, reflects $13.1 million of pre-tax realized investment gains associated with the company’s investment portfolio and a $2.9 million pre-tax foreign currency exchange loss. (See the complete reconciliation in the attached tables.) Included in the results for the three months ended March 31, 2012 was favorable prior year loss development of $3.3 million versus unfavorable prior year loss development of $4.7 million for the three months ended March 31, 2011.

Gross written premiums for the three months ended March 31, 2012 and 2011 were $396.3 million and $347.8 million, respectively. Total revenue for the three months ended March 31, 2012 and 2011 was $323.1 million and $297.2 million, respectively.  Earned premiums for the three months ended March 31, 2012 and 2011 were $277.3 million and $261.4 million, respectively. Net investment income for the three months ended March 31, 2012 and 2011 was $31.4 million and $33.4 million, respectively.  Net realized investment gains for the three months ended March 31, 2012 and 2011 were $13.1 million and $2.3 million, respectively.

The Group combined ratio for the three months ended March 31, 2012 and 2011 was 103.4% and 144.9%, respectively.  Argo Group’s first quarter 2012 combined ratios for each business segment were as follows: Excess & Surplus Lines at 91.5%; Commercial Specialty at 107.4%; International Specialty at 89.6%; and Syndicate 1200 at 103.4%.

At March 31, 2012, the investment portfolio was approximately $4.2 billion with a net pre-tax unrealized gain of approximately $280 million, an increase of $48 million from the net pre-tax unrealized gain as of December 31, 2011.

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SEGMENT RESULTS

Excess & Surplus Lines (E&S) – In the first quarter of 2012, gross written premiums for E&S totaled $107.3 million, resulting in pre-tax operating income of $18.9 million.  This compares to gross written premiums of $108.5 million and pre-tax operating income of $13.0 million in the first quarter of 2011.  The combined ratios for the three months ended March 31, 2012 and 2011 were 91.5% and 100.1%, respectively.  The underwriting results for the three months ended March 31, 2012 include favorable prior year loss development of $9.3 million compared to favorable prior year loss development of $0.2 million in the first quarter of 2011.  The impact of catastrophe losses on the combined ratio in both periods was negligible.

Commercial Specialty – In the first quarter of 2012, gross written premiums for Commercial Specialty were $107.7 million, resulting in a pre-tax operating loss of $0.3 million.  This compares to gross written premiums of $95.0 million and pre-tax operating income of $5.7 million in the first quarter of 2011.  The combined ratios for the three months ended March 31, 2012 and 2011 were 107.4% and 100.1%, respectively.  The underwriting results for the first quarter of 2012 include unfavorable prior year loss development of $4.6 million compared to favorable prior year loss development of $1.7 million in the first quarter of 2011.  Catastrophe losses, net of reinsurance and estimated reinstatement premiums, in the quarter negatively impacted the combined ratio by 2.9 loss ratio points or $2.3 million. Catastrophe losses, net of reinsurance and estimated reinstatement premiums, for the same period in 2011 negatively impacted the combined ratio by 0.6 loss ratio points or $0.4 million.

International Specialty – In the first quarter of 2012, gross written premiums for International Specialty were $57.6 million, resulting in pre-tax operating income of $5.8 million.  This compares to gross written premiums of $67.2 million and a pre-tax operating loss of $52.8 million in the first quarter of 2011.  The combined ratios for the three months ended March 31, 2012 and 2011 were 89.6% and 287.4%, respectively.  The underwriting results for the first quarter of 2012 include favorable prior year loss development of $0.2 million compared to favorable prior year loss development of $2.0 million in the first quarter of 2011.  Catastrophe losses, net of reinsurance and estimated reinstatement premiums, in the quarter negatively impacted the combined ratio by 6.3 loss ratio points or $1.6 million. Catastrophe losses, net of reinsurance and estimated reinstatement premiums, for the same period in 2011 negatively impacted the combined ratio by 244.7 loss ratio points or $68.0 million.

Syndicate 1200 – In the first quarter of 2012, gross written premiums for Syndicate 1200 were $123.1 million, resulting in pre-tax operating income of $1.7 million.  This compares to gross written premiums of $76.7 million and a pre-tax operating loss of $47.2 million in the first quarter of 2011.  The combined ratios for the three months ended March 31, 2012 and 2011 were 103.4% and 201.4%, respectively.  The underwriting results in the first quarter of 2012 include favorable prior year loss development of $0.4 million compared to unfavorable prior year loss development of $6.1 million in the first quarter of 2011.  There were no catastrophe losses in the quarter.  Catastrophe losses, net of reinsurance and estimated reinstatement premiums, for the same period in 2011 negatively impacted the combined ratio by 85.3 loss ratio points or $44.5 million.

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Run-off Segment – Argo Group’s Run-off segment includes financial results for (a) asbestos and environmental liabilities; (b) the former Risk Management segment; and (c) all legacy operations for PXRE Group.  In the first quarter of 2012, the Run-off segment produced a pre-tax operating loss of $0.4 million compared to a pre-tax operating loss of $2.8 million for the first quarter of 2011.  Run-off results for the first quarter of 2012 include unfavorable prior year loss development of $2.0 million compared to unfavorable prior year loss development of $2.5 million in the first quarter of 2011.

CONFERENCE CALL
Argo Group management will conduct an investor conference call starting at 10 a.m. EDT (11 a.m. ADT) tomorrow, May 8, 2012.

A live webcast of the conference call can be accessed by visiting Argo Group’s Investor Relations Website at http://www.argolimited.com/pages/investors/events-and-webcasts.  Participants inside the U.S. and Canada can access the call by phone by dialing (888) 680-0893 (pass code: 25454605).  Callers dialing from outside the U.S. and Canada can access the call by dialing (617) 213-4859 (pass code: 25454605).

Call participants can pre-register to expedite access to the call and minimize hold times by visiting www.theconferencingservice.com/prereg/key.process?key=PAVMAPB7X.

A webcast replay will be available shortly after the conference call and can be accessed at http://www.argolimited.com/pages/investors/events-and-webcasts through June 30, 2012.  In addition, a telephone replay of the call will be available through May 15, 2012, to callers dialing from inside the U.S. and Canada by dialing (888) 286-8010 (pass code: 17645569).  Callers dialing from outside the U.S. and Canada can access the call replay by dialing (617) 801-6888 (pass code: 17645569).

ABOUT ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
Argo Group International Holdings, Ltd. (NasdaqGS: AGII) is an international underwriter of specialty insurance and reinsurance products in the property and casualty market.  Argo Group offers a full line of products and services designed to meet the unique coverage and claims handling needs of businesses in four primary segments: Excess & Surplus Lines, Commercial Specialty, International Specialty and Syndicate 1200.  Argo Group's insurance subsidiaries are A. M. Best-rated 'A' (Excellent) (third highest rating out of 16 rating classifications) with a stable outlook, and Argo's U.S. insurance subsidiaries are Standard and Poor's-rated 'A-' (Strong) with a stable outlook. More information on Argo Group and its subsidiaries is available at www.argolimited.com.

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FORWARD-LOOKING STATEMENTS
This press release contains certain statements that are Òforward-looking statementsÓ within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements are qualified by the inherent risks and uncertainties surrounding future expectations generally and also may differ materially from actual future experience involving any one or more of such statements. For a more detailed discussion of such risks and uncertainties, see Argo Group's filings with the SEC. The inclusion of a forward-looking statement herein should not be regarded as a representation by Argo Group that Argo Group's objectives will be achieved. Argo Group undertakes no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise.

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(financial tables follow)

ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
CONSOLIDATED BALANCE SHEETS
(in millions, except per share amounts)

	March 31,	December 31,
	2012	2011
	(unaudited)
Assets
Total investments	$4,188.0	$4,147.5
Cash and cash equivalents	89.9	100.9
Accrued investment income	30.3	32.3
Receivables	1,317.8	1,453.3
Goodwill and intangible assets	245.7	246.8
Deferred acquisition costs	101.9	101.3
Ceded unearned premiums	219.0	179.4
Other assets	147.0	116.8
Total assets	$6,339.6	$6,378.3

Liabilities and Shareholders' Equity
Reserves for losses and loss adjustment expenses	$3,267.2	$3,291.1
Unearned premiums	662.0	658.2
Ceded reinsurance payable	336.6	424.5
Debt	64.5	65.5
Junior subordinated debentures	311.5	311.5
Other liabilities	191.7	164.5
Total liabilities	4,833.5	4,915.3

Total shareholders' equity	1,506.1	1,463.0
Total liabilities and shareholders' equity	$6,339.6	$6,378.3

Book value per common share	$57.91	$55.60

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ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
FINANCIAL HIGHLIGHTS
ALL SEGMENTS
(in millions, except per share amounts)

	Three Months Ended
	March 31,
	2012	2011
	(unaudited)

Gross Written Premiums	$396.3	$347.8
Net Written Premiums	241.2	244.4

Earned Premiums	277.3	261.4
Net Investment Income	31.4	33.4
Net Realized Investment Gains	13.1	2.3
Fee Income, net	1.3	0.1
Total Revenue	323.1	297.2

Losses and Loss Adjustment Expenses	165.8	273.8
Other Reinsurance-Related Expenses	6.9	-
Underwriting, Acquisition and Insurance Expenses	113.7	105.1
Interest Expense	5.7	5.4
Foreign Currency Exchange Loss	2.9	9.6
Total Expenses	295.0	393.9

Income (Loss) Before Taxes	28.1	(96.7)
Income Tax Provision (Benefit)	8.5	(2.6)
Net Income (Loss)	$19.6	$(94.1)

Net Income (Loss) per Common Share (Basic)	$0.75	$(3.42)

Net Income (Loss) per Common Share (Diluted)	$0.74	$(3.42)

Weighted Average Common Shares:

ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
SEGMENT DATA
(in millions)

	Three Months Ended
	March 31,
	2012	2011
	(unaudited)
Excess & Surplus Lines
Gross Written Premiums	$107.3	$108.5
Net Written Premiums	88.9	86.9
Earned Premiums	96.2	104.5

Underwriting Income (Loss)	$8.2	$(0.1)
Net Investment Income	13.0	15.0
Interest Expense	(2.3)	(1.9)
Operating Income Before Taxes	$18.9	$13.0
Loss Ratio	54.2	66.1
Expense Ratio	37.3	34.0
GAAP Combined Ratio	91.5%	100.1%
Commercial Specialty
Gross Written Premiums	$107.7	$95.0
Net Written Premiums	78.7	69.8
Earned Premiums	82.0	77.0

Underwriting Loss	$(6.0)	$(0.1)
Net Investment Income	6.9	7.3
Interest Expense	(1.4)	(1.2)
Fee Income (Expense), net	0.2	(0.3)
Operating (Loss) Income Before Taxes	$(0.3)	$5.7

Loss Ratio	72.4	63.2
Expense Ratio	35.0	36.9
GAAP Combined Ratio	107.4%	100.1%
International Specialty
Gross Written Premiums	$57.6	$67.2
Net Written Premiums	28.9	40.5
Earned Premiums	28.0	29.2
Operating Income (Loss) Before Taxes	$1.7	$(47.2)

Loss Ratio	56.5	150.6
Expense Ratio	46.9	50.8
GAAP Combined Ratio	103.4%	201.4%

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ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
RECONCILIATION OF OPERATING INCOME (LOSS) TO NET INCOME (LOSS)
(in millions, except per share amounts)

	Three Months Ended
	March 31,
	2012	2011
	(unaudited)

Income (Loss) Before Taxes:
From Operations	$17.9	$(89.4)
Foreign Currency Exchange Loss	(2.9)	(9.6)
Net Realized Investment Gains	13.1	2.3
Income (Loss) Before Taxes	28.1	(96.7)
Income Tax Provision (Benefit)	8.5	(2.6)
Net Income (Loss)	$19.6	$(94.1)

Net Income (Loss) per Common Share (Diluted)	$0.74	$(3.42)

Operating Income (Loss) per Common Share (Diluted)
At Assumed Tax Rate:
Income (Loss) (a)	0.85	(3.15)
Foreign Currency Exchange Loss (a)	0.09	0.31
Net Realized Investment Gains (a)	(0.40)	(0.08)

Operating Income (Loss) per Common Share (Diluted)	0.54	(2.92)

(a)	Per diluted share at assumed tax rate of 20% in 2012 and 10% in 2011. Tax rate adjusted in the current quarter to reflect the distribution of results.

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